                                                                     EXHIBIT 1.2

                         First Chicago Master Trust II

                               FCC NATIONAL BANK
                             (Seller and Servicer)


                            UNDERWRITING AGREEMENT
                               (Standard Terms)


                                 June 7, 1999



BANC ONE CAPITAL MARKETS, INC.
As Underwriter or as a Representative
 of the Underwriters named in the
 within referenced Terms Agreement
One First National Plaza
Chicago, Illinois  60670

Dear Sirs:

          1   Introductory.  FCC National Bank, a national banking association
              ------------
(the "Bank") proposes to sell one or more Series of Investor Certificates to be issued by the First Chicago Master Trust II (the "Certificates"). The Certificates are to be issued pursuant to a Pooling and Servicing Agreement between the Bank, as Seller and Servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), dated as of June 1, 1990, as amended as of April 1, 1995 and as of June 1, 1998 (as further amended or otherwise modified from time to time, the "Pooling and Servicing Agreement"), as supplemented by a supplement between the Bank, as Seller and Servicer, and the Trustee, (the "Supplement") to the Pooling and Servicing Agreement, relating to the applicable Series of Certificates (references to the Pooling and Servicing Agreement herein may, as the context requires, include all supplements, including the Supplement, to the Pooling and Servicing Agreement). The Certificates may be sold in a public offering by the Bank through Banc One Capital Markets, Inc. ("Banc One"), as sole underwriter, or through certain underwriters which include Banc One, one or more of which may act as representative of such underwriters (any underwriter through which Certificates are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as the "Underwriters"; any representatives thereof may be referred to herein as a "Representative," which, if the context herein does require, shall include Banc One in its capacity as sole Underwriter of any Series, or the
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 2


"Representatives"). Certificates of any Series shall be sold pursuant to a Terms Agreement by and between the Bank and the Representatives, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (the "Agreement," which may include the applicable Terms Agreement if the context requires). Any Series of Certificates sold pursuant to any Terms Agreement may include the benefits of a collateral interest, cash collateral account, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate or currency swap or other contract or agreement for the benefit of the Certificateholders of such Series (an "Enhancement"). With respect to any such Enhancement, the Bank shall enter into an agreement or contract (the "Enhancement Agreement") by and between the Bank and the provider of the Enhancement (the "Enhancement Provider"). Each Certificate will represent an undivided interest in the First Chicago Master Trust II (the "Trust"). The assets of the Trust will include, among other things, certain amounts due on a pool of MasterCard(R) and VISA(R) credit card accounts (the "Receivables") and, with respect to any such Series sold pursuant to this Agreement, the benefits of an Enhancement. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          Upon the execution of any Terms Agreement, the Bank agrees with the Underwriters as follows:

          2    Representations and Warranties of the Bank.  The Bank represents
               ------------------------------------------
and warrants to, and agrees with, the Underwriters that:

                    (i) A registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a prospectus and such amendments thereto as may have been required to the date of execution of such Terms Agreement, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission"), (which may have included one or more preliminary prospec-
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 3


     tuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the Act), and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Certificates offered thereby by the Bank constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that
                                                        --------  -------
     a supplement to the Prospectus prepared pursuant to Section 5(a) hereof (each, a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of the Certificates to which it relates. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

                    (ii) as of the date of execution of the related Terms Agreement, the Registration Statement and the Prospectus, except with respect to any modification to which Representatives have agreed in writing, shall be in all substantive respects in the form furnished to the Underwriters prior to such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus or, if applicable, Series Term Sheet (as defined below) that has previously been furnished to you) as the Bank has advised Representatives, prior to such time, will be included or made therein.

                    (iii) on the effective date of the Registration Statement, the Registration Statement and the Prospectus complied in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any mate-
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
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     rial fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the date of each Terms Agreement and on each Closing Date (as defined below), the Registration Statement, the Prospectus and any Series Term Sheet will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and none of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing
                                        --------  -------
     does not apply to information contained in or omitted from any of such documents based upon written information furnished to the Bank by any Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus or such Series Term Sheet.

                    (iv) As of the Closing Date of the applicable Series of Certificates, the representations and warranties of the Bank in the Pooling and Servicing Agreement will be true and correct.

                    (v) The Bank is an association duly organized, validly existing and in good standing as a licensed national banking association under the laws of the United States, and has all requisite power and authority to own its properties and conduct in all material respects its business as presently conducted and to execute, deliver and perform this Agreement and the applicable Terms Agreement, to authorize the issuance of the Certificates and to consummate the transactions contemplated hereby.

                    (vi) The execution, delivery and performance by the Bank of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, any Enhancement Agreement, the issuance of the Certificates and the consummation of the transactions contemplated hereby and thereby have
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 5


     been duly and validly authorized by all necessary action or proceedings.

                    (vii) This Agreement and the applicable Terms Agreement have been duly executed and delivered by the Bank.

                    (viii) The information, other than projections based upon historical data, provided to you by the Bank in connection with this Agreement and the sale of the Certificates and described on Schedule II attached to the applicable Terms Agreement when taken collectively, did not, as of the date such information was provided, or as of the effective date of the Registration Statement, or as of the date of the Prospectus, as the case may be, and does not as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

                    (ix) The Bank has authorized the conveyance of the Receivables to the Trust, and the Bank has authorized the Trust to issue the Certificates.

                    (x) The Bank has delivered to you complete and correct copies of (i) the December 31, 1997 and 1998 audited consolidated balance sheets of BANK ONE CORPORATION (the parent of the Bank); (ii) publicly available portions of the Consolidated Report of Condition and Income of the Bank for the years ended December 31, 1997, and 1998 as submitted to the Comptroller of the Currency; (iii) publicly available portions of the Consolidated Report of Condition and Income of the Bank for the period ended March 31, 1999 as submitted to the Comptroller of the Currency; and
     (iv) such other similar items, if any, identified in the Terms Agreement. Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Bank since December 31, 1998.

                    (xi) Any taxes, fees and other governmental charges in connection with the execution,
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 6


     delivery and performance of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, any Enhancement Agreement and the Certificates shall have been paid or will be paid by the Bank at or prior to the Closing Date.

                    (xii) The Certificates have been duly and validly authorized, and, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriters as provided herein and in the applicable Terms Agreement, will conform in all material respects to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          3    Purchase, Sale, Payment and Delivery of Certificates. Delivery of
               ----------------------------------------------------
and payment for the Certificates to which this Agreement applies will be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or such other offices specified in the applicable Terms Agreement, at such time as shall be specified in the applicable Terms Agreement, or at such other time thereafter or other place as the Representatives and the Bank shall agree upon, each such time being herein referred to as a "Closing Date." Delivery of such Certificates shall be made by the Bank to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Bank, or by such other manner of payment as may be agreed upon by the Bank and you. Unless otherwise provided in the applicable Terms Agreement, payment for the Certificates shall be made against delivery through the facilities of The Depository Trust Company ("DTC") of Book-Entry Certificates to you for the respective accounts of the several Underwriters. Unless otherwise provided in a Terms Agreement, the Certificates so to be delivered shall be global certificates registered in the name of Cede & Co., as nominee for DTC. The number and denomination of definitive certificates so delivered shall be as specified by DTC. The definitive certificates for the Certificates will be made available for inspection and packaging by the Underwriters at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, or
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 7


such other offices specified in the applicable Terms Agreement, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

          4    Offering by Underwriters.  (a) It is understood that the several
               ------------------------
Underwriters propose to offer the Certificates subject to this Agreement for sale to the public (which may include selected dealers) as set forth in the Prospectus.

          (b) Each Underwriter may provide to prospective investors a Series Term Sheet relating to the Certificates prepared by the Bank (the "Series Term Sheet"), which shall be attached to the applicable Terms Agreements subject to the following conditions:

               (i) Such Underwriter shall have complied with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in the response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), the requirements of the no-action
                         -----------------
     letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter") and the requirements of the no-
                                  ----------
     action letter, dated April 5, 1996, issued by the Commission to Greenwood Trust Company (the "Greenwood Letter" and together with the Kidder/PSA
                         ----------------
     Letter and the PSA Letter, the "No-Action Letters").
                                     -----------------

               (ii) Each Underwriter, severally, represents and warrants to the Bank that (a) it has not and will not use any information that constitutes "Computational Materials" with respect to the offering of the Certificates unless it has obtained the prior written consent of the Bank to such usage and (b) other than the Series Term Sheet, it has not and will not use any information that constitutes "ABS Term Sheets," "Structural Term Sheets," or "Collateral Term Sheets" with respect to the offering of the Certificates. For purposes hereof, "Computational Materials" shall have
                                          -----------------------
     the meaning given such
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
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     term in the No-Action Letters. For purposes hereof, "ABS Term Sheets,"
                                                          ---------------
     "Structural Term Sheets" and "Collateral Term Sheets" shall have the
      ----------------------       ----------------------
     meanings given such terms in the PSA Letter.

          5    Certain Agreements of the Bank.  The Bank agrees with the
               ------------------------------
Underwriters that:

          (a) Immediately following the execution of each Terms Agreement, the Bank will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Bank, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Bank deems appropriate in connection with the offering of such Certificates, but the Bank will not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters. The Bank will not file any amendment to the Registration Statement or supplement to the Prospectus to which the Representatives reasonably object. The Bank will use its best efforts to transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) under the Act by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b) under the Act. The Bank will advise the Representatives promptly of any such filing. The Bank will immediately advise you and your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Bank is advised thereof, and will use every reasonable effort both to prevent the issuance of any such
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 9


order or communication and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Bank promptly will prepare and file with the Commission (subject to your prior review pursuant to paragraph (a) of this Section 5) an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

               (c) As soon as practicable, after the Closing Date, the Bank will cause the Trust to make generally available to the Certificateholders an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) and Rule 158 of the Act.

               (d) The Bank will furnish to you copies of the Registration Statement (three of which will include all exhibits), each related Preliminary Prospectus, any Series Term Sheet, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request. The Bank will pay the expenses of printing or other production of all documents relating to the offering.

               (e) The Bank will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, any Series Term Sheet, the Prospectus, this Agreement, the Pooling and Servicing Agreement, any Enhancement, any Enhancement Agreement and the Certificates, (ii) any fees charged by any rating agency for the rating of the Certificates, (iii) any expenses (including reasonable fees and disbursements of counsel) incurred by
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 10


you in connection with qualification of the Certificates for sale under the laws of such jurisdictions as you designate, (iv) reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP in its role as special counsel for the Bank, (v) any expenses incurred by you in connection with listing the Certificates on the Luxembourg Stock Exchange and (vi) the cost of delivering the Certificates to the offices of the Underwriters, insured to the satisfaction of the Underwriters (it being understood that, except as provided in this subsection (e) and in Section 8 hereof, the Underwriters will pay their own expenses, including the expense of preparing, printing and reproducing any agreement among underwriters, the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP in its role as special counsel for the Underwriters, any transfer taxes on resale of any of the Certificates by them and advertising expenses connected with any offers that the Underwriters may make).

               (f) The Bank will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the Certificates; provided, however, that the Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified.

               (g) For a period from the date of this Agreement until the retirement of the Certificates, (i) the Bank, as Servicer, will furnish to you copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Article III of the Pooling and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Trustee and (ii) on each Determination Date or as soon thereafter as practicable, the Bank, as Servicer, shall give notice to you by telex or telecopy in substantially the form of the Certificateholder's Statement attached to Exhibit D to the Pooling and Servicing Agreement.
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 11


          (h) So long as any of the Certificates are outstanding, the Bank will furnish to you by firstclass mail as soon as practicable, all documents (A) distributed, or caused to be distributed, by the Bank to Certificateholders, (B) filed, or caused to be filed, by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any order of the Commission thereunder or pursuant to a "no-action" letter from the staff of the Commission and (C) from time to time, such other information in the possession of the Bank concerning the Trust as you may reasonably request it being understood that the Bank has no obligation hereunder to furnish you any information which the Bank deems proprietary or confidential.

          (i) Whether or not the transactions contemplated by this Agreement and the Terms Agreement are consummated or this Agreement and the Terms Agreement are terminated for any reason, the Bank will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, and for expenses incurred in distributing preliminary prospectuses, any Series Term Sheet and the Prospectus (including any amendments and supplements thereto).

          (j) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies specified in the applicable Terms Agreement is conditional upon the furnishing of documents or the taking of any other action by the Bank agreed upon on or prior to the Closing Date, the Bank shall furnish such documents and take such other action.

          (k) The Bank will file with the Commission a report on Form 8-K setting forth all Series Term Sheets prepared by the Bank within the time period allotted for such filing pursuant to the No-Action Letters.
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 12


          6    Conditions of the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and under the applicable Terms Agreement and to the following additional conditions precedent:

               (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Bank or you, shall be contemplated by the Commission.

               (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank, BANK ONE CORPORATION or any Enhancement Provider which, in the judgment of the Underwriters, materially impairs the investment quality of the Certificates; (ii) any downgrading in the rating of the debt securities of the Bank, BANK ONE CORPORATION or any Enhancement Provider by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank, BANK ONE CORPORATION or any Enhancement Provider on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Illinois or Delaware authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 13


with completion of the sale of and payment for the Certificates.

          (c) The Representatives shall have received from Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of BANK ONE CORPORATION, as counsel for the Bank, a favorable opinion with respect to clauses (i) through (xii) of this paragraph (c), and from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Bank, a favorable opinion with respect to clause (xiii) of this paragraph (c), each opinion dated the Closing Date and satisfactory in form and substance to you and your counsel (provided that the applicable Terms Agreement may set forth the names of other counsel who shall deliver such opinions), to the effect that:

               (i) the Bank has been duly organized as an association licensed as a national banking association and is validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement and the Supplement, to execute the Certificates and to consummate the transactions contemplated hereby and thereby;

               (ii) the Pooling and Servicing Agreement and the Supplement have been duly authorized, executed and delivered by the Bank and constitute the legal, valid and binding agreements of the Bank, enforceable against the Bank in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and the rights of creditors of national banks under United States laws and except as such enforceability may be limited by general principles of
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 14


     equity, whether considered in a proceeding at law or in equity);

               (iii) the applicable Terms Agreement, incorporating by reference this Agreement, has been duly authorized, executed and delivered by the Bank;

               (iv) the Certificates have been duly authorized and, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Supplement, and delivered to and paid for by you pursuant to the applicable Terms Agreement, will be validly issued and outstanding, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and the rights of creditors of national banks under United States law and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Pooling and Servicing Agreement and the Supplement;

               (v) neither the execution nor the delivery of this Agreement, the applicable Terms Agreement, the Supplement, the Pooling and Servicing Agreement or the Enhancement Agreement, if any, nor the issuance or delivery of the Certificates, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Certificates, this Agreement, the applicable Terms Agreement, the Supplement, the Pooling and Servicing Agreement or the Enhancement Agreement, if any, will conflict with or violate, result in a material breach of or constitute a default under any term or provision of the articles of association or by-laws of the Bank, any statute currently applicable to the Bank or the Trust or any order or regulation known to such counsel to be currently applicable to the Bank or the Trust of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank or the Trust, as the case may be, or the terms of
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BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 15


     any indenture or other agreement or instrument known to such counsel to which the Bank or the Trust is a party or by which either of them or any of their properties is bound;

               (vi) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Trust, the Certificates, the Pooling and Servicing Agreement, the Supplement, the Enhancement, if any, the Enhancement Agreement, if any, or any of the transactions contemplated herein or therein or with respect to the Bank which, in the case of any such action, suit or proceeding with respect to the Bank, if adversely determined, would have a material adverse effect on the Certificateholders or the Trust or upon the ability of the Bank to perform its obligations under the Pooling and Servicing Agreement and the Supplement, and there is no material contract, franchise or document relating to the Trust or property conveyed to the Trust which is not disclosed in the Registration Statement or Prospectus; and the statements included in the Registration Statement and Prospectus describing statutes, legal proceedings, contracts and other documents fairly summarize the matters therein described;

               (vii) the Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b) under the Act; any required filing of the Series Term Sheet under the Exchange Act has been made in the manner and within the time period required by the Exchange Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and any Series Term Sheet (and any supplements thereto) (other than financial and statistical information contained therein as to which such counsel need express no opinion) comply

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 16


     as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than as to the Registration Statement and the Prospectus, the information set forth under the caption relating to the Enhancement or the Enhancement Provider and the financial and statistical information contained therein as to which such counsel need express no opinion);

               (viii) no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such filings or other approvals (specified in such opinion) as have been made or obtained;

               (ix) the Bank is the sole owner of all right, title and interest in, and has good and marketable title to, free and clear of any liens, security interests or encumbrances other than as permitted by
     Section 2.08(b) of the Pooling and Servicing Agreement, the Accounts and the Receivables prior to the assignment of the Receivables to the Trust. The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trustee, pursuant to the Pooling and Servicing Agreement and the Supplement, vests in the Trustee all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 17


     specifically permitted pursuant to the Pooling and Servicing Agreement and the Supplement.

               (x) the Certificates, this Agreement, the Enhancement, if any, the Pooling and Servicing Agreement and the Supplement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

               (xi) the Pooling and Servicing Agreement and the Supplement will not be required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust is not now, and immediately following the sale of the Certificates to the Underwriters will not be, required to be registered under the Investment Company Act of 1940, as amended;

               (xii) the statements in the Registration Statement and the Prospectus under the heading "Certain Legal Aspects of the Receivables," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects; and

               (xiii) the statements in the Registration Statement and the Prospectus under the headings "Tax Matters" and "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

In rendering such opinion counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Bank and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto.

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 18

          (d) At the time of the execution of each Terms Agreement by the parties hereto and at the Closing Date, Arthur Andersen LLP (or such other independent accountants as shall be named in the applicable Terms Agreement) shall have furnished to the Representatives a letter or letters, dated respectively as of the date of such Terms Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives and counsel for the Underwriters, confirming that they are certified independent public accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust and the Bank) set forth in the Registration Statement, the Series Term Sheet and the Prospectus (and any supplement thereto), including the information set forth under the captions "The Bank's Credit Card Portfolio," "The Accounts," "The Seller," and "Maturity and Principal Payment Considerations" in the Prospectus, agrees with the accounting records of the Trust and the Bank, excluding any questions of legal interpretation.

          (e) The Representatives shall have received from Arthur Andersen LLP (or such other independent accountants as shall be named in the applicable Terms Agreement), certified independent public accountants for the Bank, a letter or letters, dated respectively as of the date of each Terms Agreement and as of the Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters, to the effect that they have performed certain specified procedures as a result of which they have determined that the information contained in the computer tape of the Accounts made available to them by the Bank is correct or agrees with the Accounts and the accounting records of the Trust and the Bank.

          (f) The Representatives shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the offices of the Secretaries of State of

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 19


Illinois, New York and Delaware, and in the offices of the Nassau County, New York, recorder reflecting the interest of the Trust in the receivables and the proceeds thereof.

          (g) The Representatives shall have received an opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel as may be named in the applicable Terms Agreement), special counsel for the Bank, with respect to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables, with respect to the applicability of certain provisions of the National Bank Act and with respect to other related matters in a form previously approved by the Representatives and their counsel.

          (h) The Representatives shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel as may be named in the applicable Terms Agreement), special counsel to the Bank, with respect to the Federal, Illinois and Delaware income tax and New York income and corporate franchise tax treatment of the Certificates in form and substance satisfactory to the Underwriters.

          (i) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel as may be named in the applicable Terms Agreement), counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the organization of the Bank, the validity of the Certificates, the Registration Statement, the Series Term Sheet, the Prospectus and other related matters as you may require, and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (j) The Representatives shall have received a certificate, dated the Closing Date, of a Vice-President or more senior officer of the Bank in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Bank in this Agreement are true and correct in all material respects on and as of the Closing Date, that the Bank has complied with all

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 20


agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date, that the representations and warranties of the Bank in the Supplement and the Pooling and Servicing Agreement are true and correct as of the dates specified in the Supplement and in the Pooling and Servicing Agreement, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the date of the most recent financial statement, delivered to you pursuant to Section 2(ix) hereof, there has been no material adverse change in the financial position or results of operation of BANK ONE CORPORATION or the Bank or of the Bank's credit card business except as set forth in or contemplated by the Prospectus; provided, however, that any certification involving BANK ONE CORPORATION may be given by a Vice President or more senior officer of BANK ONE CORPORATION.

          (k) You shall have received an opinion of in-house counsel of Norwest Bank Minnesota, National Association (or such other counsel as may be named in the applicable Terms Agreement), as counsel for the Trustee, addressed to the Representatives and the Bank, dated the Closing Date and satisfactory in form and substance to you and your counsel to the effect that:

               (i) the Trustee has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America;

               (ii) the Trustee has the corporate power and authority to enter into and perform its obligations under the Supplement, the Pooling and Servicing Agreement and (if applicable) the Enhancement Agreement and has duly authorized, executed and delivered the Supplement, the Pooling and Servicing Agreement and (if applicable) the Enhancement Agreement, and the Supplement, the Pooling and Servicing Agreement and (if applicable) the Enhancement Agreement constitute the legal, valid and binding agreements of the Trustee, enforceable in accordance with their terms, except (y) the enforceability thereof

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 21


     may be subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, or other similar laws now or hereafter in effect relating to creditors' rights generally and (z) except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

                    (iii) the Certificates have been duly authenticated by the Trustee;

                    (iv) the execution and delivery of the Supplement, the Pooling and Servicing Agreement and (if applicable) the Enhancement Agreement and the performance by the Trustee of their terms do not conflict with or result in a violation of (A) any United States of America or state law or regulation governing the banking or trust powers of the Trustee, or
     (B) the articles of association or by-laws of the Trustee; and

                    (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Trustee is required in connection with its execution and delivery of the Supplement, the Pooling and Servicing Agreement and (if applicable) the Enhancement Agreement or the performance by the Trustee of their terms.

               (l) You shall have received an opinion of the counsel to the Enhancement Provider, if any, addressed to the Representatives and the Bank, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel to the effect that:

                    (i) the Enhancement Provider is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated in the Enhancement Agreement requires such qualification, and has the power and authority

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 22


     (corporate and other) to issue the Enhancement and to perform its obligations under the Enhancement and the applicable Enhancement Agreement;

                    (ii) the Enhancement and the applicable Enhancement Agreement have each been duly authorized, executed and delivered by the Enhancement Provider, and each constitutes the legal, valid and binding obligation of the Enhancement Provider, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors, rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Enhancement Provider or in the event of any moratorium or similar occurrence affecting the Enhancement Provider;

                    (iii) the execution, delivery and performance by the Enhancement Provider of the Enhancement Agreement and the Enhancement have been duly authorized by all necessary corporate action on the part of the Enhancement Provider, and under present law do not and will not contravene any law or governmental regulation or order presently binding on the Enhancement Provider or the charter or the by-laws of the Enhancement Provider or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Enhancement Provider is a party or by which the Enhancement Provider is bound; and

                    (iv) the execution, delivery and performance by the Enhancement Provider of the Enhancement Agreement and the Enhancement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected.

               (m)  [Reserved]

               (n) The Enhancement Agreement shall have been duly authorized, executed and delivered, the En-

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 23


hancement shall have been duly authorized, executed, issued and delivered by the Enhancement Provider, all fees due and payable to the Enhancement Provider as of the Closing Date shall have been paid in full at or prior to the Closing Date and the Enhancement shall conform in all material respects to the description thereof in the Registration Statement and the Prospectus.

          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Trust or the Bank the effect of which, in any case referred to above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus.

          (p) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters, and the Representatives and counsel for the Underwriters shall have received such information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.

          (q) You shall have received evidence satisfactory to you that the Certificates shall be rated in accordance with the applicable Terms Agreement by the rating agency or agencies specified therein.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all your obligations hereunder may be cancelled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Trust and the Bank in writing or by telephone or telegraph confirmed in writing. The Bank will furnish, or cause to be furnished to, you with such number of

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 24


conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          7  Indemnification and Contribution.  (a) The Bank will indemnify and
             --------------------------------
hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or Series Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Bank will not be
                            --------  -------
liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Bank by any Underwriter through you specifically for use therein and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus or Series Term Sheet was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Bank may otherwise have.

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 25


          (b) Each Underwriter, severally, agrees to indemnify and hold harmless the Bank, each of its directors, each of the officers who signs the Registration Statement, and each person who controls the Bank within the meaning of the Act, to the same extent as the foregoing indemnities from the Bank to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Bank by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however,
                                                          --------  -------
that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available-to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnify-

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 26


ing party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of subsection (a) of this Section 7, representing the indemnified parties under such subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in subsection (a) or (b) of this
Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Bank, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Bank and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Bank is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as
         --------  -------
may be provided in the agreement among Underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount applicable to the Certificates purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the mean-

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 27


ing of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Bank within the meaning of the Act, each officer of the Bank who shall have signed the Registration Statement and each director of the Bank shall have the same rights to contribution as the Bank, as the case may be, subject in each case to clauses (y) and (z) of this subsection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against any other party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection
(d).

          8.   Default by an Underwriter.  If any one or more Underwriters shall
               -------------------------
fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up any pay for (in the respective proportions which the amount of Certificates set forth opposite their names in Schedule I to the Terms Agreement bears to the aggregate amount of Certificates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event
                                            --------  -------
that the aggregate amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Certificates set forth in Schedule I to the Terms Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will terminate without liabili-

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 28


ty to any nondefaulting Underwriter, the Trust or the Bank. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          9.   Survival of Certain Representations and Obligations.  The
               ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Bank or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the Certificates by the Underwriters is not consummated, the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Bank and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(b), the Bank will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Certificates.

          10.  Notices.  All communications hereunder will be in writing and, if
               -------
sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at or c/o Banc One Capital Markets, Inc., One First National Plaza, Chicago, Illinois 60670, Attention: Legal Department, or, if sent to the Bank, will be mailed, delivered or telegraphed and confirmed to FCC National Bank, c/o BANK ONE CORPORATION, One First Na-

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 29


tional Plaza, Chicago, Illinois 60670, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

          11.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12.  Representation of Underwriters.  Any action under this Agreement
               ------------------------------
with respect to any Series taken by the Representatives jointly or by Banc One will be binding upon the Underwriters.

          13.  Applicable Law.  This Agreement shall be governed by, and
               --------------
construed in accordance with, the laws of the State of New York.

          14.  Miscellaneous.  Neither this Agreement nor any term hereof may be
               -------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

BANC ONE CAPITAL MARKETS, INC.
June 7, 1999
Page 30


     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Bank and the several Underwriters in accordance with its terms.

                         Very truly yours,

                         FCC NATIONAL BANK


                         By:   /s/ H. H. Hallowell
                              ------------------------
                              Name:  Harry H. Hallowell
                              Title: Vice President


The foregoing Underwriting Agreement
 is hereby confirmed and accepted as
 of the date first above written.

BANC ONE CAPITAL MARKETS, INC.


By:   /s/ Lisa N. Wilhelm
     ------------------------------
     Name:  Lisa N. Wilhelm
     Title: Managing Director

                                                                       EXHIBIT A



                         FIRST CHICAGO MASTER TRUST II

                     ASSET BACKED CERTIFICATES SERIES ____


                                TERMS AGREEMENT
                                ---------------

                                                              Dated:____________

To:  FCC NATIONAL BANK

Re:  Underwriting Agreement dated__________ __, 1999

Series Designation: Series _____

Underwriters:

          The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Certificates:
-------------------------

Initial
Invested           Interest        Price to
Amount         Rate or Formula     Public (1)
------         ---------------     ----------


(1)  Plus accrued interest at the applicable rate from ___________.

Payment Dates: __________, _________, _________ and ___________, commencing
-------------
________ __, ____.

Certificate Rating(s]:  ________ by ____________
---------------------
                        _____________,
                         [_______ by ____________
                        _____________.

Enhancement Provider:
--------------------

Purchase Price:
--------------

          The purchase price payable by the Underwriters for the Certificates covered by this Agreement will be the following percentage of the principal amounts to be issued:

                          Per Certificate _________%

Registration Statement:
----------------------

Underwriting Commissions, Concessions and Discounts:
---------------------------------------------------

          The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Certificates, shall be as follows:

Underwriting
Discounts and          Selling
 Commissions        Concessions     Reallowance
-------------       -----------     -----------

     ___%            ___%                  ___%

Closing Date:  ___________ __, ____, ___ a.m., [New York] Time
------------

Location of Closing:
-------------------

Payment for the Certificates:
----------------------------

Opinion Modifications:
---------------------

Other Modifications:
-------------------

          The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Certificates set forth opposite their names on Schedule I hereto.

BANC ONE CAPITAL MARKETS, INC.
 As Representative of the
 Underwriters named in
 Schedule 1 hereto.


 By:___________________
    Name:
    Title:

Accepted:

FCC NATIONAL BANK


By:______________________
   Name:
   Title:

                                  SCHEDULE I

                                 UNDERWRITERS



$___________ Principal Amount of Asset Backed Certificates Series ____

                                    Principal Amount
                                    ----------------

[Names of Underwriters]             $



                                    ---------------
                                    $
                                    ---------------

                                  SCHEDULE II

                                 SCHEDULE III


                          [Form of Series Term Sheet,
                                if applicable]

                                      A-6